EXHIBIT 23.1      CONSENT OF INDEPENDENT AUDITORS



SEALE AND BEERS, CPAs
PCAOB & CPAB REGISTERED AUDITORS
www.sealebeers.com





CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the statement on Form 10K of Essense Water, Inc., of our report dated November 24, 2010 on our audit of the financial statements of Essense Water, Inc. as of August 31, 2010, and the related statements of operations, stockholders' equity and cash flows for the years then ended August 31, 2010 and since inception on January 29, 2009 through August 31, 2010, and the reference to us under the caption "Experts."



/s/ Seale and Beers, CPAs
-------------------------

Seale and Beers, CPAs
Las Vegas, Nevada
December 3, 2010















Seale and Beers, CPAs PCAOB & CPAB Registered Auditors
50 S. Jones Blvd Suite 202 Las Vegas, NV 89107 Phone: (888)727-8251 Fax:
(888)782-2351